UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2015

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BACKGROUND

On August 31, 2015, the Nielsen group of companies completed the reorganization of its corporate structure, pursuant to which Nielsen Holdings plc, a public limited company incorporated under the laws of England and Wales (“Nielsen-UK”) became the publicly-traded parent company of the Nielsen group of companies. The change in place of incorporation was effected pursuant to the previously announced terms of the cross-border legal merger between Nielsen N.V., a Dutch company (“Nielsen-Netherlands”) and Nielsen-UK, dated as of March 26, 2015 (the “Merger Proposal”). At 2:01 a.m. Eastern Time on August 31, 2015, being the effective time of the merger (the “Effective Time”), (i) Nielsen-Netherlands merged with and into Nielsen-UK with Nielsen-UK being the surviving entity, (ii) all of the assets and liabilities of Nielsen-Netherlands were transferred to Nielsen-UK, (iii) each share of Nielsen-Netherlands, par value €0.07 per share (the “Nielsen-Netherlands Shares”), excluding shares held by Nielsen-Netherlands, was exchanged for one ordinary share of Nielsen-UK, par value €0.07 per share (the “Nielsen-UK Shares”), and (iv) Nielsen-UK assumed, and became the plan sponsor of, all employee benefit and compensation plans, arrangements and agreements that were previously sponsored, maintained or contributed to by Nielsen-Netherlands (including equity and incentive plans and any awards outstanding thereunder at the Effective Time). The Nielsen-UK Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NLSN”, the same symbol under which the Nielsen-Netherlands Shares traded prior to the Effective Time.

The issuance of the Nielsen-UK Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-202313) (as amended, the “Registration Statement”) filed by Nielsen-UK, which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 21, 2015.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Nielsen-UK is the successor issuer to Nielsen-Netherlands and the Nielsen-UK Shares are deemed to be registered under Section 12(b) of the Exchange Act. The Merger Proposal is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Merger Proposal is qualified in its entirety by reference to such exhibit.

Item 1.01 Entry into a Material Definitive Agreement.

The information under the heading “Background” above and the headings “Letters of Appointment,” “Indemnification Agreements” and “Plan Amendments” in Item 5.02 below is incorporated herein by reference.

Item 3.01 Notice of Delisting.

As disclosed above, the Nielsen-UK Shares have been listed on the NYSE under the same symbol that the Nielsen-Netherlands Shares traded under prior to the Effective Time. The new listing of the Nielsen-UK Shares on the NYSE is effective on and as of August 31, 2015.

Nielsen-Netherlands has received notice that, in connection with the Nielsen-Netherlands Shares being exchanged for Nielsen-UK Shares in the merger, the NYSE would remove the Nielsen-Netherlands Shares from listing on the NYSE.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Items 5.03 and 8.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information included under the heading “Background” above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

As of the Effective Time, all of the directors of Nielsen-UK immediately prior to the Effective Time resigned, and each director of Nielsen-Netherlands immediately prior to the Effective Time was appointed as a director of Nielsen-UK. The directors are: James A. Attwood, Jr., Mitch Barns, David L. Calhoun, Karen M. Hoguet, James M. Kilts, Harish Manwani, Kathryn V. Marinello, Alexander Navab, Robert C. Pozen, Vivek Y. Ranadivé and Javier G. Teruel. As of the Effective Time, the committees of the Board of Directors of Nielsen-UK were constituted as follows:

•	Audit Committee: Mses. Hoguet (Chair) and Marinello and Messrs. Pozen and Teruel;

•	Compensation Committee: Messrs. Manwani, Navab, Ranadivé and Teruel (Chair); and

•	Nomination and Corporate Governance Committee: Messrs. Attwood, Kilts, Pozen (Chair) and Ranadivé.

In addition, the executive officers of Nielsen-UK are the same as the executive officers of Nielsen-Netherlands immediately prior to the Effective Time, as follows: Mitch Barns, Chief Executive Officer; Jeffrey R. Charlton, Senior Vice-President, Controller and Chief Accounting Officer; Eric J. Dale, Chief Legal Officer; Mary Elizabeth Finn, Chief Human Resources Officer; Stephen Hasker, Global President; Jamere Jackson, Chief Financial Officer; Arvin Kash, Vice Chairperson; John Lewis, Global President; and Brian J. West, Chief Operating Officer.

The information required by Item 404(a) of Regulation S-K with respect to the directors is incorporated herein by reference to the section entitled “Certain Relationships and Related Party Transactions” included in the Definitive Proxy Statement filed by Nielsen-Netherlands with the Commission on May 21, 2015 (File No. 001-35042).

Letters of Appointment

Each director is expected to execute a Letter of Appointment in the form attached as Exhibit 10.1 to this Current Report on Form 8-K, and Nielsen-UK is expected to enter into similar letters with new directors in the future. The Letter of Appointment, among other things, sets forth the directors’ obligations and rights, including the obligation to avoid conflicts of interest with Nielsen-UK and the right to receive fees for the services as a director. The form of Letter of Appointment attached as Exhibit 10.1 to this Current Report on Form 8-K is incorporated herein by reference. The foregoing summary of the form of Letter of Appointment is qualified in its entirety by reference to such exhibit.

Indemnification Agreements

Nielsen-UK expects to enter into indemnification agreements with its directors and may enter into indemnification agreements with certain of its executive officers. The form of indemnification agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

These agreements indemnify such persons to the maximum extent permitted by English law and by the articles of association of Nielsen-UK (the “New Articles”) against all losses, liabilities and expenses actually and reasonably incurred by them in connection with any action, suit or proceeding in relation to, or in connection with, the exercise of such person’s duties and powers or otherwise in relation to, or in connection with, the holding of office as a director or an officer, employee or agent of Nielsen-UK and/or an associated company, whether in connection with any negligence, default, breach of duty or breach of trust by such person or otherwise. Certain exclusions apply, such as in the case of any liabilities to Nielsen-UK or the associated company and any fines imposed in criminal proceedings or civil proceedings brought by Nielsen-UK or an associated company.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to Exhibit 10.2 to this Current Report on Form 8-K.

Plan Amendments

At the Effective Time and pursuant to the Merger Proposal, Nielsen-UK assumed the following Nielsen-Netherlands employee benefit and compensation plans, including all options and awards issued or granted under such plans (each, an “Assumed Plan” and collectively, the “Assumed Plans”): (i) the 2006 Stock Acquisition and Option Plan for Key Employees of Nielsen Holdings and its Subsidiaries (the “2006 Plan”),(ii) the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan (the “2010 Plan”), (iii) The Nielsen Company 401(k) Savings Plan, (iv) The Nielsen Company Savings Plan and (v) the Amended and Restated Arbitron Inc. 2008 Equity Compensation Plan (the “Arbitron Plan”), each as amended and restated effective as of the Effective Time.

At the Effective Time and pursuant to the terms of the Merger Proposal, each outstanding option to acquire Nielsen-Netherlands Shares and each other equity-based award issued by Nielsen-Netherlands that was outstanding immediately prior to the Effective Time was cancelled and exchanged into an option to acquire or an award covering, as applicable, the same number of Nielsen-UK Shares, which option or award, as applicable, has the same terms and conditions (including the same vesting conditions) as the option or award from which it was cancelled and exchanged (including, in the case of options, the same exercise price).

The 2006 Plan, the 2010 Plan and the Arbitron Plan have been amended, effective as of the Effective Time, to provide, among other things, for the appropriate substitution of Nielsen-UK in place of Nielsen-Netherlands and the substitution of England and Wales in place of the Netherlands, where applicable.

The foregoing summary of the amendments to the Assumed Plans is qualified in its entirety by reference to the full text of each such Assumed Plan, as amended and restated effective as of the Effective Time, which are filed as Exhibit 10.3 through 10.7 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The summary of the material terms of the New Articles is described under Item 8.01 of this Current Report on Form 8-K under the heading “Description of Nielsen-UK Shares” and is incorporated herein by reference. Such summary of the New Articles is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Description of Nielsen-UK Shares

General

The following information is a summary of the material terms of the Nielsen-UK Shares, par value €0.07 per share, as specified in the New Articles.

Pursuant to the Merger Proposal, each Nielsen-Netherlands Share (excluding shares held by Nielsen-Netherlands) was exchanged for one Nielsen-UK Share as of the Effective Time. All of the Nielsen-UK Shares were issued fully paid and are not subject to any further calls or assessments by Nielsen-UK.

There are no conversion rights or redemption provisions relating to any Nielsen-UK Shares delivered in connection with the Merger. Under English law, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the Nielsen-UK Shares in the same manner and under the same terms as UK residents or nationals.

Dividends And Distributions

Nielsen-UK intends to continue the policy of making regular quarterly dividends on outstanding Nielsen common stock. Subject to the English Companies Act 2006 (the “English Companies Act”), the Nielsen-UK shareholders may declare a final dividend by ordinary resolution (which must be recommended by Nielsen-UK’s board of directors), and the Nielsen-UK board of directors may declare and pay interim dividends to shareholders, in accordance with their respective rights and interests in Nielsen-UK. Dividends may only be paid out of

“distributable reserves”, defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital”. Nielsen-UK is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined in accordance with generally accepted accounting principles at the time the relevant accounts are prepared. Nielsen-UK is not permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

There are no fixed dates on which entitlement to dividends arise on any of the Nielsen-UK Shares.

The directors may, with the prior authority of an ordinary resolution of the shareholders, decide that the payment of all or any part of a dividend be satisfied by transferring non-cash assets of equivalent value, including shares or securities in any company.

The New Articles also permit a scrip dividend scheme under which the directors may, with the prior authority of an ordinary resolution of Nielsen-UK, allot to those holders of a particular class of shares who have elected to receive further shares of that class or Nielsen-UK Shares, in either case credited as fully paid instead of cash, in respect of all or part of a dividend.

If a shareholder owes any money to Nielsen-UK in respect of any shares in Nielsen-UK, the Nielsen-UK board of directors may deduct any of this money from any dividend on the relevant shares, or from other money payable by Nielsen-UK in respect of these shares. Money deducted in this way may be used to pay the amount owed to Nielsen-UK in respect of the relevant shares.

Unclaimed dividends and other amounts payable by Nielsen-UK can be invested or otherwise used by directors for the benefit of Nielsen-UK until they are claimed under English law. All dividends remaining unclaimed for a period of twelve years after they first became due for payment will be forfeited and cease to be owing to the shareholder.

Voting Rights

The New Articles provide that, unless otherwise decided by the directors, a resolution put to the vote of a general meeting will be decided on a poll taken at the meeting. Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, or (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares, on a poll taken at a meeting, every qualifying shareholder present and entitled to vote on the resolution has one vote for every Nielsen-UK Share of which he, she or it is the holder.

In the case of joint holders, the vote of the senior holder who votes (or any proxy duly appointed by him) may be counted by Nielsen-UK.

Amendment To The New Articles

Under English law, shareholders may amend the New Articles by special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Nielsen-UK Shares that, being entitled to vote, vote on the resolution) at a general meeting.

The full text of the special resolution must be included in the notice of the meeting.

Winding Up

In the event of a voluntary winding up of Nielsen-UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Nielsen-UK, whether or not the assets consist of property of one kind or of different kinds and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, will determine.

The liquidator may not, however, distribute to a shareholder without his consent an asset to which there is attached a liability or potential liability for the owner.

Upon any such winding up, after payment or provision for payment of Nielsen-UK’s debts and liabilities, the holders of Nielsen-UK Shares (and any other shares outstanding at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in Nielsen-UK’s assets remaining for distribution to the holders of Nielsen-UK Shares.

Preemptive Rights And New Issues Of Shares

Under English law, the Nielsen-UK board of directors is, with certain exceptions, unable to allot and issue securities without being authorized either by the shareholders in a general meeting or by the New Articles. In addition, English law requires the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e. par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Nielsen-UK Shares that, being entitled to vote, vote on the resolution) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to Nielsen-UK, include the Nielsen-UK Shares and all rights to subscribe for or convert securities into such shares.

A provision in the New Articles authorizes the directors, for a period of up to five years from the date of the shareholder resolution granting such authorization, to (i) allot shares in Nielsen-UK, or to grant rights to subscribe for or to convert or exchange any security into shares in Nielsen-UK up to an aggregate nominal amount (i.e., par value) of €91 million and (ii) exclude preemptive rights in respect of such issuances for the same period of time. The authorization will continue for five years and renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

English law also prohibits an English company from issuing shares at a discount to nominal amount (i.e., par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Nielsen-UK Shares, the nominal amount (i.e., par value) of the shares must be paid up in accordance with English law.

Disclosure Of Interests In Shares

English law gives Nielsen-UK the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any Nielsen-UK Shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.

Under the New Articles, if any shareholder, or any other person appearing to be interested in Nielsen-UK Shares held by such shareholder, fails to give Nielsen-UK the information required by the notice, then the Nielsen-UK board of directors may withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer such shares (including any shares allotted or issued after the date of the notice in respect of those shares).

Alteration Of Share Capital/Repurchase Of Shares

Subject to the provisions of the English Companies Act, and without prejudice to any relevant special rights attached to any class of shares, Nielsen-UK may, from time to time:

•	increase its share capital by allotting and issuing new shares in accordance with the New Articles and any relevant shareholder resolution;

•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of its shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate its share capital or any class of share capital.

English law prohibits Nielsen-UK from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognised investment exchange”, which does not include the NYSE, which is the only exchange on which Nielsen-UK’s shares are traded. In order to purchase its own shares, Nielsen-UK must therefore obtain shareholder approval for “off-market purchases”. This requires that Nielsen-UK shareholders pass an ordinary resolution approving the terms of the contract pursuant to which the purchase(s) are to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years from the date of the resolution, and renewal of such approval for additional five years terms may be sought more frequently. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. A special resolution, approving the terms of contracts pursuant to which share repurchases are intended to be made over the next five years, was passed prior to the Effective Time.

Transfer Of Shares

The New Articles allow holders of Nielsen-UK Shares to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the English Companies Act and is approved by the Nielsen-UK board of directors. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

Nielsen-UK (at its option) may or may not charge a fee for registering the transfer of a share or for making any other entry in the register. The Nielsen-UK board of directors may, in their absolute discretion, refuse to register a transfer of shares to any person, whether or not it is fully paid, or a share on which Nielsen-UK has a lien. If the Nielsen-UK board of directors refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee as soon as practicable and in any event within two months after the date on which the transfer was lodged with Nielsen-UK with the notice of refusal and reasons for refusal unless they suspect that the proposed transfer may be fraudulent.

The Nielsen-UK board of directors is authorized under the New Articles to establish such clearing and settlement procedures for the shares of Nielsen-UK as they deem fit from time to time.

General Meetings And Notices

An annual general meeting will be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings will be called by not less than 14 clear days’ notice, unless a shorter notice is agreed to by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving that right. At least seven clear days’ notice is required for any meeting adjourned for 28 days or more or for an indefinite period.

The notice of a general meeting will be given to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Nielsen-UK board of directors, to the beneficial owners nominated to enjoy information rights under the English Companies Act, and to the auditors. Under English law, Nielsen-UK is required to hold an annual general meeting of shareholders within six months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Nielsen-UK board of directors whether within or outside of the UK.

Under English law, Nielsen-UK must convene a general meeting once it has received requests to do so from shareholders representing at least 5% of the paid up share capital of the company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares). The directors must call the meeting requested by the shareholders within 21 days from the date on which they became subject to the requirement and the meeting must be held not more than 28 days after the date of the notice convening the meeting.

Quorum. The necessary quorum for a general shareholder meeting is two shareholders entitled to vote present in person or by proxy at the meeting, save that if Nielsen-UK only has one shareholder entitled to attend and vote at the general meeting, one shareholder present in person or by proxy at the meeting and entitled to vote is a quorum. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be one shareholder present in person or by proxy.

Annual Accounts And Independent Auditor

Under English law, a “quoted company”, which includes a company whose equity share capital is listed on the NYSE, must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	any separate corporate governance statement;

•	a strategic report; and

•	the auditor’s report on those accounts, the auditable part of the director’ remuneration report, the directors’ report, the strategic report and any separate corporate governance statement.

The annual accounts and reports must be presented to the shareholders at a general meeting (although no vote is required in respect of such documents). Copies of the annual accounts and reports must, unless a shareholder agrees to receive more limited information in accordance with the English Companies Act, be sent to shareholders, debenture holders and everyone entitled to receive notice of general meetings at least 21 days before the date of the meeting at which copies of the documents are to be presented. English law allows a company to distribute such documents in electronic form or by means of a website, provided that the company’s articles of association contain provisions to that effect and individual consent has been obtained from each shareholder to receive such documents in electronic form or by means of a website. The New Articles provide that such documents may be distributed in electronic form or by means of a website.

Nielsen-UK must appoint an independent auditor to make a report on its annual accounts. The auditor is usually appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.

The remuneration of an auditor is fixed by the members of the company by ordinary resolution or in a manner that the members by ordinary resolution determine.

Liability Of Nielsen-UK And Its Directors And Officers

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of the Nielsen-UK board of directors, officers or persons controlling Nielsen-UK pursuant to the foregoing provisions, Nielsen-UK has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Takeover Provisions

An English public limited company is potentially subject to the UK City Code on Takeovers and Mergers (the “Takeover Code”) if, among other factors, its place of central management and control is within the UK, the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Nielsen-UK’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) does not apply to Nielsen-UK. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Nielsen-UK.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2015

NIELSEN HOLDINGS PLC

By:	/s/ Harris Black
Name:	Harris Black
Title:	Secretary

EXHIBIT INDEX

The agreements and other documents filed as exhibits to this Current Report on Form 8-K are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by the registrant in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit Number	Description of Document

2.1	Merger Proposal by the boards of directors of Nielsen N.V. and Nielsen Holdings Limited (now Nielsen Holdings plc) (incorporated by reference to Annex A to the registration statement on Form S-4/A (File No. 333- 202313) filed by Nielsen Holdings Limited (now Nielsen Holdings plc) on May 21, 2015)

3.1*	Articles of Association of Nielsen Holdings plc

10.1*	Form of Indemnification Agreement

10.2*	Form of Letter of Appointment

10.3*	2006 Stock Acquisition and Option Plan for Key Employees of Nielsen Holdings plc and its Subsidiaries

10.4*	Amended and Restated Nielsen 2010 Stock Incentive Plan

10.5*	Amended and Restated Arbitron Inc. 2008 Equity Compensation Plan

10.6	The Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.6.1	First Amendment to the Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2.1 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.6.2	Second Amendment to the Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2.2 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.6.3	Third Amendment to the Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2.3 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.6.4	Fourth Amendment to the Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2.4 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.6.5	Fifth Amendment to the Nielsen Company 401(k) Savings Plan (incorporated herein by reference to Exhibit 4.2.5 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.7	The Nielsen Company Savings Plan (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.7.1	First Amendment to the Nielsen Company Savings Plan (incorporated herein by reference to Exhibit 4.3.1 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.7.2	Second Amendment to the Nielsen Company Savings Plan (incorporated herein by reference to Exhibit 4.3.2 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

10.7.3	Third Amendment to the Nielsen Company Savings Plan (incorporated herein by reference to Exhibit 4.3.3 to the registration statement on Form S-8 filed on September 21, 2011 (File No. 333-176940))

*	Filed or furnished herewith.